                                                                   EXHIBIT 10.85


                               U.S. $60,000,000


                               CREDIT AGREEMENT,


                           dated as of April 2, 1999

                                     among


                             MICROSEMI CORPORATION

                               as the Borrower,

                                      and

                   CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                as the Lenders,

                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE

                         as the Agent for the Lenders



                                 Arranged By:

                            CIBC OPPENHEIMER CORP.,

                          as Arranger and Bookrunner

                                      and

                                IMPERIAL BANK,

                                as Co-Arranger

                               TABLE OF CONTENTS

                                                                               Page
     I
           DEFINITIONS AND ACCOUNTING TERMS.....................................  2
               1.1. Defined Terms...............................................  2
               1.2. Use of Defined Terms........................................ 19
               1.3. Cross-References............................................ 19
               1.4. Accounting and Financial Determinations..................... 19

     II
           COMMITMENTS, BORROWING PROCEDURES AND NOTES.......................... 19
               2.1.   Commitments............................................... 19
               2.1.1. Term Loan Commitment...................................... 19
               2.1.2. Revolving Loan Commitment................................. 19
               2.1.3. Lenders Not Permitted or Required To Make
                      Loans..................................................... 20
               2.2.   Reduction of Commitment Amounts........................... 20
               2.2.1. Optional.................................................. 20
               2.2.2. Special Letter of Credit Provisions....................... 20
               2.3.   Borrowing Procedure....................................... 21
               2.4.   Continuation and Conversion Elections..................... 21
               2.5.   Funding................................................... 22
               2.6.   Notes..................................................... 22
               2.7.   Letter of Credit Procedure................................ 22

     III
           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES........................... 23
               3.1.   Repayments and Prepayments................................ 23
               3.2.   Interest Provisions....................................... 25
               3.2.1. Rates..................................................... 25
               3.2.2. Post-Maturity Rates....................................... 26
               3.2.3. Payment Dates............................................. 26
               3.3.   Fees...................................................... 27
               3.3.1. Commitment Fee............................................ 27
               3.3.2. Letter of Credit Fees..................................... 27
               3.3.3. Upfront, Administrative and Agency Fees................... 27
               3.4.   Agreement to Repay Letter of Credit Drawings
                      with Revolving Loans...................................... 27
               3.5.   Letter of Credit Participations........................... 28

     IV
           CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS......................... 30
               4.1.   Eurodollar Rate Lending Unlawful.......................... 30
               4.2.   Deposits Unavailable...................................... 30
               4.3.   Increased Costs, etc...................................... 30
               4.4.   Funding Losses............................................ 31
               4.5.   Increased Capital Costs................................... 31
               4.6.   Taxes..................................................... 32
               4.7.   Payments, Computations, etc............................... 33

               4.8.   Sharing of Payments....................................... 33
               4.9.   Setoff.................................................... 34
               4.10.  Use of Proceeds........................................... 34
               4.11.  Discretion of Lenders as to Manner of Funding............. 35

     V
           CONDITIONS TO BORROWING.............................................. 35
               5.1.    Initial Borrowing........................................ 35
               5.1.1.  Resolutions, etc......................................... 35
               5.1.2.  Delivery of Notes........................................ 36
               5.1.4.  Payment of Outstanding Indebtedness, etc................. 36
               5.1.5.  Guaranty................................................. 36
               5.1.6.  Security Agreements...................................... 36
               5.1.7.  Mortgages................................................ 37
               5.1.8.  Opinions of Counsel...................................... 38
               5.1.9.  Solvency................................................. 38
               5.1.10. Acquisition.............................................. 38
               5.1.11. Financial Statements..................................... 39
               5.1.12. Closing Fees, Expenses, etc.............................. 39
               5.2.    All Borrowings........................................... 39
               5.2.1.  Compliance with Warranties, No Default, etc.............. 39
               5.2.2.  Borrowing Request........................................ 40
               5.2.3.  Satisfactory Legal Form.................................. 40

     VI
           REPRESENTATIONS AND WARRANTIES....................................... 40
               6.1.    Organization, etc........................................ 41
               6.2.    Due Authorization, Non-Contravention, etc................ 41
               6.3.    Government Approval, Regulation, etc..................... 41
               6.4.    Validity, etc............................................ 42
               6.5.    Financial Information.................................... 42
               6.6.    No Material Adverse Change............................... 42
               6.7.    Litigation, Labor Controversies, etc..................... 42
               6.8.    Subsidiaries............................................. 42
               6.9.    Ownership of Properties.................................. 42
               6.10.   Compliance............................................... 43
               6.11.   Taxes.................................................... 43
               6.12.   Pension and Welfare Plans................................ 43
               6.13.   Environmental Warranties................................. 44
               6.14.   Regulations U and X...................................... 45
               6.15.   Accuracy of Information.................................. 45
               6.16.   Acquisition.............................................. 46
               6.17.   Year 2000 Compliance..................................... 46

     VII
           COVENANTS............................................................ 47
               7.1.    Affirmative Covenants.................................... 47

               7.1.1.  Financial Information, Reports, Notices, etc............. 47
               7.1.2.  Compliance with Laws, etc................................ 49
               7.1.3.  Maintenance of Properties................................ 49
               7.1.4.  Insurance................................................ 49
               7.1.5.  Books and Records........................................ 49
               7.1.6.  Environmental Covenant................................... 50
               7.1.7.  Maintenance of Existence................................. 50
               7.1.8.  Accuracy of Information.................................. 50
               7.1.9.  Additional Guaranties and Collateral
                       Documentation............................................ 51
               7.2.    Negative Covenants....................................... 51
               7.2.1.  Business Activities...................................... 51
               7.2.2.  Indebtedness............................................. 51
               7.2.3.  Liens.................................................... 52
               7.2.4.  Financial Condition...................................... 53
               7.2.5.  Investments.............................................. 53
               7.2.6.  Restricted Payments, etc................................. 54
               7.2.7.  Capital Expenditures, etc................................ 55
               7.2.8.  Rental Obligations....................................... 55
               7.2.9.  Consolidation, Merger, etc............................... 55
               7.2.10. Asset Dispositions, etc.................................. 56
               7.2.11. Transactions with Affiliates............................. 56
               7.2.12. Negative Pledges, Restrictive Agreements,
                       etc...................................................... 56

     VIII
           EVENTS OF DEFAULT.................................................... 57
               8.1.    Listing of Events of Default............................. 57
               8.1.1.  Non-Payment of Obligations............................... 57
               8.1.2.  Breach of Warranty....................................... 57
               8.1.3.  Non-Performance of Certain Covenants and
                       Obligations.............................................. 57
               8.1.4.  Non-Performance of Other Covenants and
                       Obligations.............................................. 57
               8.1.5.  Default on Other Indebtedness............................ 57
               8.1.6.  Judgments................................................ 58
               8.1.7.  Pension Plans............................................ 58
               8.1.8.  Control of the Borrower.................................. 58
               8.1.9.  Bankruptcy, Insolvency, etc.............................. 58
               8.1.11.  Government Approvals.................................... 59
               8.2.    Action if Bankruptcy..................................... 59
               8.3.    Action if Other Event of Default......................... 60

     IX
           THE AGENT............................................................ 60
               9.1.    Actions.................................................. 60
               9.2.    Funding Reliance, etc.................................... 61

               9.3.    Exculpation.............................................. 61
               9.4.    Successor................................................ 62
               9.5.    Loans by CIBC............................................ 62
               9.6.    Credit Decisions......................................... 62
               9.7.    Copies, etc.............................................. 63

      X
           MISCELLANEOUS PROVISIONS............................................. 63
               10.1.   Waivers, Amendments, etc................................. 63
               10.2.   Notices.................................................. 64
               10.3.   Payment of Costs and Expenses............................ 64
               10.4.   Indemnification.......................................... 65
               10.5.   Survival................................................. 66
               10.6.   Severability............................................. 66
               10.7.   Headings................................................. 66
               10.8.   Execution in Counterparts, Effectiveness,
                       etc...................................................... 67
               10.9.   Governing Law; Entire Agreement.......................... 67
               10.10.  Successors and Assigns................................... 67
               10.11.1. Assignments............................................. 67
               10.11.2. Participations.......................................... 69
               10.12.  Other Transactions....................................... 70
               10.13.  Forum Selection and Consent to Jurisdiction.............. 70
               10.14.  Waiver of Jury Trial..................................... 70

SCHEDULE  I -  Percentages
SCHEDULE  II - Disclosure Schedule

EXHIBIT   A -  Form of Revolving Note
EXHIBIT   B -  Form of Term Note
EXHIBIT   C -  Form of Borrowing Request
EXHIBIT   D -  Form of Continuation/Conversion Notice
EXHIBIT   E -  Form of Lender Assignment Agreement
EXHIBIT   F -  Form of Opinion of Counsel to the Borrower
EXHIBIT   G -  Form of Guaranty
EXHIBIT   H -  Form of Mortgage
EXHIBIT   I -  Form of Security Agreement
EXHIBIT   J -  Form of Consent and Agreement
EXHIBIT   K -  Form of Solvency Certificate

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of April 2, 1999 among MICROSEMI CORPORATION, a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as agent (the "Agent") for the Lenders,

                             W I T N E S S E T H:

     WHEREAS, the Borrower is engaged directly and through its various Subsidiaries in the business of manufacturing semiconductors, including diodes, power and small signal transistors, and rectifiers; and

     WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated February 10, 1999 (as so originally executed and delivered, the "Merger Agreement"), among the Borrower, Micro-Linfinity Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Borrower ("M-L Acquisition"), Linfinity Microelectronics Inc. ("Linfinity") and SymmetriCom, Inc. ("SymmetriCom"), M-L Acquisition is to be merged with and into Linfinity and Linfinity shall continue as the surviving corporation and wholly-owned subsidiary of the Borrower (the "Acquisition"); and

     WHEREAS, in connection with the Acquisition, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans and Letters of Credit, in a maximum aggregate principal amount at any one time outstanding not to exceed $60,000,000, will be made to, or issued for the account of, the Borrower from time to time prior to the applicable Commitment Termination Date for such Commitments; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower and to issue Letters of Credit for the account of the Borrower; and

     WHEREAS, the proceeds of such Loans will be used

               (a) to make payment in full of the Borrower's obligations under the Merger Agreement, to make payment on certain stock options held by management of Linfinity and to make payment in full of the transaction costs incurred by the Borrower in connection with the Acquisition;

               (b) to make payment in full, concurrently with the initial Borrowing hereunder, of all Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

               (c) for general corporate purposes and working capital purposes of the Borrower and its Subsidiaries;

  NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acquisition" is defined in the second recital.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

               (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently announced by the Agent at its Domestic Office as its prime rate; and

               (b) the Federal Funds Rate most recently determined by the Agent plus 50 basis points.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent or any other Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "Applicable Base Rate Margin" means the rate per annum determined for Base Rate Loans by reference to the definition of the term "Applicable Margin".

     "Applicable Eurodollar Rate Margin" means the rate per annum determined for Eurodollar Rate Loans by reference to the definition of the term "Applicable Margin".

     Applicable Margin" means, in the case of any Base Rate Loan or Eurodollar Rate Loan, a rate per annum determined by reference to the Borrower's Leverage Ratio as follows (expressed in basis points):

                                        Revolving Loans                    Term Loans
                                        ---------------                    -----------
Leverage Ratio                    Applicable       Applicable       Applicable      Applicable
                                  Base Rate        Eurodollar       Base Rate       Eurodollar
                                  Margin           Rate Margin      Margin          Rate Margin
-----------------------------------------------------------------------------------------------
Less than 1.00                      75.0             175.00          75.0             175.00

Greater than or equal
to 1.00, but less
than 1.50                          100.0             200.00         100.0             200.00

Greater than or equal
to 1.50, but less
than 2.00                          125.0             225.00         125.0             225.00

2.00 or greater                    150.0             250.00         150.0             250.00

The "Applicable Margin" shall be adjusted on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day), based on the Leverage Ratio as of the last day of the preceding Fiscal Quarter. If the Borrower should fail to deliver in a timely manner a certificate required under Section 7.1.1(c) hereof, then, until the Borrower shall have provided such certificate, it shall be presumed that the Leverage Ratio as of the end of the preceding Fiscal Quarter was greater than
2.00 (and, from the date of the delivery of such certificate, the Applicable Margin for all Base Rate Loans and Eurodollar Rate Loans shall be determined by reference to such certificate). Notwithstanding the foregoing, from the Effective Date through May 31, 1999, it shall be presumed that the Leverage Ratio for such period was greater than 2.00, and on June 1, 1999, the Applicable Margin shall be established based on the Leverage Ratio as of March 31, 1999.

     "Arranger and Bookrunner" means CIBC Oppenheimer Corp.

     "Assignee Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans of the same type made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

                             "Business Day" means

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

               (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, for any period, the sum of

               (a) the aggregate amount of (i) all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (ii) all consideration paid or Indebtedness assumed by the Borrower or its Subsidiaries in connection with any acquisition of a business; and

               (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:

               (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

               (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                         (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody's Investors Service, Inc., or

                         (ii) any Lender (or its holding company);

               (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                         (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                         (ii) any Lender; or

               (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause
     (c)(i)) which

                         (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through
          (c); and

                         (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, (other than Existing Management) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower.

     "CIBC" is defined in the preamble.

     "Co-Arranger" means Imperial Bank.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment or Term Loan Commitment.

     "Commitment Amount" means, as the context may require, either the Revolving Loan Commitment Amount or the Term Loan Commitment
Amount.

     "Commitment Termination Date" means, as the context may require, either the Revolving Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

                                                       "Commitment Termination
Event" means

               (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9; or

               (b) the occurrence and continuance of any other Event of Default and either

                         (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                         (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Consent and Agreement" means the Consent and Agreement executed and delivered pursuant to Section 5.1.6, substantially in the form of Exhibit K hereto.

     "Consolidated Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person, including any "keep well" or completion guaranty. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule II, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the

United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "EBITDA" means, for any period, the net income of the Borrower and its consolidated Subsidiaries plus, to the extent deducted in determining net income, the Borrower's and its consolidated Subsidiaries' interest expense (net of interest income), income taxes, depreciation, amortization and other non-cash or non-recurring expenses, minus, to the extent included in net income, any non-cash or non-recurring gains of the Borrower and its consolidated Subsidiaries. EBITDA shall be calculated after giving pro forma effect to any acquisition or divestiture by the Borrower or its Subsidiaries of any Subsidiary, business or line of business during such period. EBITDA shall be calculated on a trailing four-quarter basis at the end of each Fiscal Quarter.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States of America; (c) a Person that is engaged in the business of commercial finance and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary or (d) any insurance company, mutual fund or other financial institution, fund or investor.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the

United States, which shall be making or maintaining Eurodollar Rate Loans of such Lender hereunder.

     "Eurodollar Rate" means, relative to any Interest Period for Eurodollar Rate Loans, the rate of interest equal to (a) the interest rate per annum for deposits in U.S. dollars and for a period approximately equal to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, or (b) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Agent in the interbank market as at or about 11:00 a.m. New York time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Agent's Eurodollar Rate Loan and for a period approximately equal to such Interest Period.

     "Eurodollar Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

     "Eurodollar Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

          Eurodollar Rate                  Eurodollar Rate
         (Reserve Adjusted)       1.00 - Eurodollar Reserve Percentage

     The Eurodollar Rate (Reserve Adjusted) for any Interest Period for Eurodollar Rate Loans will be determined by the Agent two Business Days before the first day of such Interest Period.

     "Eurodollar Reserve Percentage" means, relative to any Interest Period for Eurodollar Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Event of Default" is defined in Section 8.1.

     "Existing Management" means those Persons identified in Item 1.1 ("Existing Management") of the Disclosure Schedule.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

               (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1998 Fiscal Year") refer to the Fiscal Year ending on September 30, 1998.

     "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) EBITDA less Capital Expenditures for the trailing four quarters ending on such date to (b) the sum of (i) the Borrower's and its Subsidiaries' consolidated interest expense (net of interest income and exclusive of the amortization of deferred transaction costs but in no event less than zero)(each as defined under GAAP) for the trailing four quarters ending on such date plus (ii) the Borrower's and its Subsidiaries' income tax expense for such period plus (iii) scheduled principal payments of the Borrower and its Subsidiaries for the trailing four quarters ending on such date.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fronting Fee" is defined in Section 3.3.2.

     "Funded Debt" means the consolidated Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a), (b), (c) and (g) of the definition of "Indebtedness".

     "GAAP" is defined in Section 1.4.

     "Guaranty" means the Guaranty executed and delivered by the Significant Subsidiaries pursuant to Section 5.1.5, and any guaranties executed and delivered by a Significant Subsidiary pursuant to Section 7.1.7, each of which shall be substantially in the form of Exhibit G hereto, as amended, supplemented, restated or otherwise modified from time to time.

                                                      "Hazardous Material" means

               (a)  any "hazardous substance", as defined by CERCLA;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

               (c)  any petroleum product; or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

               (a)  which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

     "including" means including without limiting the generality of any description preceding such term.

     "Indebtedness" of any Person means, without duplication:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

               (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

               (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

               (e)  net liabilities of such Person under all Hedging
     Obligations;

               (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

               (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) EBITDA to (b) the Borrower's and its Subsidiaries' consolidated interest expense (net of interest income and exclusive of the amortization of deferred transaction costs but in no event less than zero) (each as defined under GAAP) for the trailing four quarters ending on such date.

     "Interest Period" means, relative to any Eurodollar Rate Loans, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to Section
2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

               (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

               (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

               (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

               (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Revolving Loan Commitment Termination Date", in the case of Interest Periods for Revolving Loans, or the date set forth in clause (b) of the definition of "Stated Maturity Date", in the case of Interest Periods for Term Loans.

     "Investment" means, relative to any Person,

               (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

               (b)  any Contingent Liability of such Person; and

               (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

     "Lenders" is defined in the preamble.

     "L/C Fees" is defined in Section 3.3.2.

     "L/C Issuer" shall mean CIBC, and its successors and assigns or, with the consent of CIBC, the Borrower and any Lender, such other Lender.

     "Letter of Credit" means a standby letter of credit issued at the request and for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries pursuant to Section 2.7.

     "Leverage Ratio" means the ratio of (a) Funded Debt as of the last day of any Fiscal Quarter to (b) EBITDA as of the last day of such Fiscal Quarter.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Linfinity" is defined in the second recital.

     "Loan" means, as the context may require, either a Revolving Loan or a Term Loan of any type.

     "Loan Document" means this Agreement, the Notes, the Guaranties, the Security Agreements, the Mortgages, the Consent and Agreement and each other relevant agreement, document or instrument delivered in connection with this Agreement and the Notes.

     "Merger Agreement" is defined in the second recital.

     "M-L Acquisition" is defined in the second recital.

     "Mortgage" means the Mortgages executed and delivered pursuant to Section 5.1.7, and any mortgages executed and delivered by a Significant Subsidiary pursuant to Section 7.1.7, each of which shall be substantially in the form of Exhibit H hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Note" means, as the context may require, either a Revolving Note or a Term Note.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

     "Obligor" means the Borrower or any other Person (other than the Agent or any Lender) obligated under any Loan Document.

     "Organic Document" means, relative to any Obligor, its certificate of incorporation, its partnership agreement, its limited liability company agreement, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Participant" is defined in Section 10.11.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule I or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11 .

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Quarterly Payment Date" means the last Business Day of each March, June, September, and December.

     "Quick Ratio" means the ratio of (a) cash, Cash Equivalent Investments, and consolidated current receivables of the Borrower and its Subsidiaries as of the last day of any Fiscal Quarter to (b) consolidated current liabilities of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter, excluding the current portion of any such Person's long term Indebtedness.

     "Release" means a "release", as such term is defined in CERCLA.

     "Required Lenders" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

     "Revolving Loan" is defined in Section 2.1.2.

     "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.2.

     "Revolving Loan Commitment Amount" means, on any date, $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Revolving Loan Commitment Termination Date" means the earliest of

               (a)  the Stated Maturity Date;

               (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; an d

               (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

     "Revolving Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Security Agreement" means the Security Agreements executed and delivered pursuant to Section 5.1.6, and any security agreements executed and delivered by a Significant Subsidiary pursuant to Section 7.1.7, each of which shall be substantially in the form of Exhibit I hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Significant Subsidiary" means each Subsidiary of the Borrower that

               (a) is designated with an asterisk in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule;

               (b) accounted for at least 5% of consolidated revenues of the Borrower and its Subsidiaries or 5% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the four Fiscal Quarters of the Borrower ending on the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made; or

               (c) has assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (b) and (c), shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question.

     "Stated Maturity Date" means March 31, 2003.

     "Subordinated Debt" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agent, in right of payment to the payment in full in cash of all Obligations.

     "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (ii) any partnership of which such Person or any Subsidiary of such Person is a general partnership or (iii) any limited liability company in which such Person or any Subsidiary of such Person is a member or manager.

     "SymmetriCom" is defined in the second recital.

     "Taxes" is defined in Section 4.6.

     "Term Loan" is defined in Section 2.1.1.

     "Term Loan Commitment" means, relative to any Lender, such Lender's obligation to make its Term Loan pursuant to Section 2.1.1 .

     "Term Loan Commitment Amount" means, on any date, $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Term Loan Commitment Termination Date" means the earliest of

               (a)  the date of the initial Borrowing hereunder;

               (b) the date on which the Term Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

               (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Term Loan Commitments shall terminate automatically and without any further action.

     "Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request,

Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.


                                  ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

     SECTION 2.1.1. Term Loan Commitment. On the date of the initial Borrowing hereunder, each Lender will make a Loan (relative to such Lender, its "Term Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Term Loan Commitment". Any portion of the Term Loan Commitment Amount that is not borrowed on the date of the initial Borrowing hereunder shall be extinguished on such date. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

     SECTION 2.1.2. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MICROSEMI CORPORATION



                              By:  /s/ DAVID R. SONKSEN
                                   --------------------
                                   David R. Sonksen
                                   Vice President - Finance and
                                   Chief Financial Officer
                                   (Principal Financial Officer and
                                   Chief Accounting Officer and duly
                                   authorized to sign on behalf of the
                                   Registrant)


DATED:   August 13, 1999
made, by delivering a Borrowing Request to the Agent (i) for a Eurodollar Rate Loan, on or before 12:30 p.m., New York time, on a Business Day, at least three Business Days prior to the date of such proposed Borrowing, in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, or in the unused amount of the applicable Commitment Amount and (ii) for a Base Rate Loan, on or before 12:30 p.m., New York time, on a Business Day, at least one Business Day prior to the date of such proposed Borrowing, in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, or in the unused amount of the applicable Commitment Amount. The Agent shall promptly notify each other Lender in writing of the terms of such Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 1:30 p.m., New York time, on the Business Day such Loans are to be made, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. To the extent funds are received from the Lenders, on the proposed date for such Borrowing the Agent shall make such funds available to the Borrower at the office of the Agent.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 12:30 p.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three or more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 in excess thereof, of any Loan be, in the case of Base Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, continued as a Eurodollar Rate Loan or that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 in excess thereof of any Loan be, in the case of Eurodollar Rate Loans, converted into Base Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that no portion of the outstanding principal amount of any Loans may be continued after the end of the applicable Interest Period therefor as, or be converted into, Eurodollar Rate Loans when any Default has occurred and is continuing. The Agent shall promptly notify each other Lender in writing of the terms of such Continuation/Conversion Notice.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

     SECTION 2.6. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

     SECTION 2.7. Letter of Credit Procedure. The Borrower may from time to time request that a Letter of Credit be issued by delivering to the L/C Issuer (with a telecopy to the Agent) on a Business Day, at least five Business Days prior to the date of such proposed issuance, a Letter of Credit application in the L/C Issuer's then standard form, completed to the reasonable satisfaction of the L/C Issuer, and such other certificates as the L/C Issuer may reasonably request; provided, however, that no Letter of Credit shall be issued in any currency other than U.S. dollars and no Letter of Credit shall be issued if after giving effect to the issuance thereof, the aggregate undrawn face amount of outstanding Letters of Credit would exceed the lesser of (a) the Revolving Loan Commitment Amount minus the aggregate unpaid principal amount of Revolving Loans then outstanding and (b) $3,000,000. On the terms and subject to the conditions of this Agreement, each Letter of Credit shall be issued by the L/C Issuer on the Business Day specified in the Borrower' application therefor. The Agent shall promptly notify each Lender in writing of the material terms of each Letter of Credit issued by the L/C Issuer. Each request for a Letter of Credit and each Letter of

Credit shall be subject to the International Standby Practices 1998 by the International Chamber of Commerce. Each Letter of Credit will be issued for a term of not more than one year, and in no event shall any Letter of Credit have an expiration date later than the Stated Maturity Date for Revolving Loans.

     Upon any termination of the Revolving Loan Commitment prior to the Stated Maturity Date for Revolving Loans, the Borrower shall deposit with the Agent an amount equal to 105% of the aggregate amount available to be drawn under outstanding Letters of Credit, such amount to be placed in a segregated, interest-bearing cash collateral account pledged to the Lenders as Collateral hereunder over which Borrower shall have no control but which shall be applied solely to repay the Borrower's obligations in connection with such Letters of Credit unless an Event of Default has occurred and is continuing. In the event the expiration date (or earlier termination) of any Letter of Credit should occur with no draw having been made thereunder for which the Borrower has not made reimbursement and so long as no Event of Default has occurred and is continuing, the amount of the cash collateral account shall be reduced by 105% of the undrawn amount of such expired Letter of Credit, and the amount of such reduction shall be paid to the Borrower (and, in the case of the final Letter of Credit to expire or otherwise be terminated, the remaining balance of the cash collateral account shall be paid to the Borrower).


                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

               (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                         (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                        (ii) no such prepayment of any Eurodollar Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

                       (iii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Agent; and

                        (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000.

               (b) shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all Revolving Loans equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans over the Revolving Loan Commitment Amount as so reduced; and

               (c) shall, on each Quarterly Payment Date set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in the amount shown below opposite such Quarterly Payment Date:

                    PERIOD                        AMOUNT
                    ------                        ------
          June 30, 1999 through and              $1,000,000
          including March 31, 2000

          June 30, 2000 through and              $1,500,000
          including March 31, 2001

          June 30, 2001 through and              $2,000,000
          including March 31, 2002

          June 30, 2002 through and              $3,000,000;
          including March 31, 2003

               (d) shall make a prepayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to one hundred percent (100%) of the cash proceeds (net of reasonable and customary brokerage, legal and other closing costs and commissions) received by the Borrower from the issuance of any equity securities, and such prepayment shall be made on the date of Borrower's receipt thereof;

               (e) shall make a prepayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to one hundred percent (100%) of the cash proceeds (net of reasonable and customary brokerage, legal and other closing costs and commissions) received by the Borrower or any of its Subsidiaries from the issuance of any debenture, note or subordinated debenture (other than any note issued to evidence Indebtedness permitted to be incurred pursuant to Section 7.2.2(d) or (g), and such prepayment shall be made on the date of the Borrower's or such Subsidiary's receipt thereof;

               (f) shall make a prepayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to one hundred percent (100%) of the cash proceeds (net of reasonable and customary brokerage, legal and other closing costs and commissions) received by the Borrower or any of its Subsidiaries of any of their assets other than sales or dispositions in the ordinary course of business, and such prepayment shall be made on the date of the Borrower's or such Subsidiary's receipt thereof;

               (g) shall make a prepayment of the aggregate outstanding principal amount of all Term Loans, if any, in an amount equal to one hundred percent (100%) of all cash insurance proceeds received by the Borrower or any of its Subsidiaries from any condemnation awards or casualty losses, and such prepayment shall be made on the date of the Borrower's or such Subsidiary's receipt thereof; and

               (h) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of Term Loans made pursuant to clause (a), (d), (e), (f) or (g) shall be applied, to the extent of such prepayment, in the inverse order of the scheduled repayments of Term Loans set forth in clause (c). Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Loan Commitment Amount.

     All net non-cash proceeds (including any promissory notes) realized from any transaction described in clause (f) or (g) above shall on the first Business Day following the Borrower's receipt thereof be assigned and delivered to the Agent as and shall be held by the Agent as additional collateral for the performance of the Obligations. Upon the reduction of any non-cash proceeds to cash, the principal amount of such proceeds shall be applied by the Agent, on the first Business Day following the Borrower's receipt of such proceeds to the prepayment in the inverse order of the scheduled repayments of the Term Loans set forth in clause (c).

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

               (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Base Rate Margin in effect from time to time; and

               (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus the Applicable Eurodollar Rate Margin in effect from time to time.

     All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

     SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the highest Applicable Base Rate Margin plus 2.00%.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

               (a)  on the Stated Maturity Date therefor;

               (b) on the date of any payment or prepayment of Eurodollar Rate Loans, in whole or in part, of principal outstanding on such Loan;

               (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

               (d) with respect to Eurodollar Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); and

               (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION   3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

     SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Revolving Loan Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date, and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of 50 basis points per annum on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Loan Commitment Termination Date.

     SECTION 3.3.2. Letter of Credit Fees. The Borrower agrees to pay to the Agent, for the account of the Lenders, letter of credit fees (the "L/C Fees") on the average daily face amount of outstanding Letters of Credit during each Fiscal Quarter, calculated at a per annum rate equal to the Applicable Eurodollar Rate Margin in effect for Revolving Loans from time to time. The Borrower further agrees to pay to the L/C Issuer, for its own account, a fronting fee (the "Fronting Fee") equal to 0.25% per annum of the average daily face amount of outstanding Letters of Credit. The L/C Fees and the Fronting Fee shall be payable quarterly in arrears, on each Quarterly Payment Date, commencing June 30, 1999.

     SECTION 3.3.3. Upfront, Administrative and Agency Fees. The Borrower agrees to pay to each Lender and the Agent upfront, administrative and agency fees in such amounts and at such times as more particularly set forth in the fee letter dated January 15, 1999 with such Lender.

     SECTION   3.4. Agreement to Repay Letter of Credit Drawings with Revolving
Loans. The Borrower agrees to reimburse the L/C Issuer for each draft that is paid under any Letter of Credit for the amount of (a) such draft and (b) any reasonable taxes, fees, charges or other costs and expenses incurred by the L/C Issuer in connection with such payment, whether such draft is paid before, on or after termination of the Revolving Loan Commitment. Upon notice by the L/C Issuer to the Borrower and the Agent (and notice by the Agent to the Lenders pursuant to Section 3.5) on any day that payment has been made under any Letter of Credit, the Borrower shall reimburse the L/C Issuer with its own funds or with the proceeds of a Revolving Loan made pursuant to Section 3.5 not later than the following Business Day. Interest shall be payable on any and all unreimbursed amounts advanced by the L/C Issuer under this Section from the date such amounts have been advanced by the L/C Issuer until reimbursed at the rate of interest payable on Base Rate Loans.

     The payment obligations of the Borrower under this Section shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

               (a) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

               (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or unenforceable in any respect or any statement therein being untrue or inaccurate in any respect; provided that any such statement or other document appears, on examination, to be regular on its face; or

               (c) payment by the L/C Issuer under any Letter of Credit against presentation of drafts, certificates, claims, documents or required statements that do not strictly comply with the terms of the Letter of Credit; provided that, upon examination, any such drafts, certificates, claims, documents or statements appear on their face to be in accordance with the Letter of Credit;

provided, however, that the Borrower shall not be liable for any reimbursement obligation to the extent of any losses by the Borrower which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the L/C Issuer's gross negligence or wilful misconduct.

     SECTION   3.5. Letter of Credit Participations. The L/C Issuer irrevocably agrees to grant and hereby grants to each Lender, and, to induce the L/C Issuer to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the L/C Issuer for such Lender's own account and risk an undivided interest equal to such Lender's Percentage in the L/C Issuer's obligations and rights under each Letter of Credit issued hereunder and each draft paid by the L/C Issuer hereunder.

     Upon presentation of a draft drawn under any Letter of Credit, the L/C Issuer shall promptly notify the Agent and the Agent shall promptly notify each Lender of the amount under such draft and of such Lender's Percentage of such amount. Unless (i) the Borrower shall have previously reimbursed the L/C Issuer for the amount of such draft or (ii) there is a sufficient amount in any cash collateral account established pursuant to Section 2.7 to cover payments to be made under such Letter of Credit, each of the Lenders shall thereafter make a Revolving Loan in an amount equal to such Lender's Percentage of the amount of such payment made by the L/C Issuer, together with any accrued and unpaid interest thereon. Each Lender shall pay the proceeds of its Revolving Loan, in immediately available funds, directly to the Agent for the account of the L/C Issuer, (i) not later than 1:00 p.m. New York time, on the following Business Day if the Agent shall have provided notice prior to 11:30 a.m. New York time, and (ii) if the Agent shall have provided notice after 11:30 a.m. New York time, not later than 1:00 p.m. New York time, on the second following Business Day. Revolving Loans made by the Lenders to repay amounts under Letters of Credit pursuant to this Section shall constitute Revolving Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Loans, except that such Revolving Loans shall be made upon demand by the Agent as set forth above rather than upon notice by the Borrower, and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Loans set forth in Article V of this Agreement and, notwithstanding any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, Revolving Loans shall be made to reimburse the L/C Issuer for any drafts paid under any Letter of Credit outstanding on the date of such termination.

     Each Lender's obligation to make Revolving Loans in the amount of its Percentage of any unreimbursed amounts outstanding under a Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to make a Revolving Loan in the amount of such Lender's Percentage of any unreimbursed amounts outstanding under a Letter of Credit will not relieve any other Lender of its obligation hereunder to make a Revolving Loan in the amount of such other Lender's Percentage of such amounts. Any Lender may, but shall have no obligation to any Person to, assume all or any portion of any non-performing Lender's obligation to make a Revolving Loan in the amount of such Lender's Percentage of such amount outstanding under a Letter of Credit. The Borrower agrees to accept the Revolving Loans hereinabove provided, whether or not such loans could have been made pursuant to the terms of Section 5.2 hereof, or any other Section of this Agreement.


                                  ARTICLE IV

                 CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

     SECTION 4.1. Eurodollar Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 4.2. Deposits Unavailable. If the Agent shall have determined that

               (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Agent; or

               (b) by reason of circumstances affecting the interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, (i) making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans or (ii) any Letter of Credit (or any Lender's participation therein) issued hereunder. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of

               (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section
     3.1 or otherwise;

               (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor; or

               (c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender or any Letter of Credit issued by such Lender or in which such Lender is a risk participant is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans, all reimbursements by the Borrower of any amounts drawn under a Letter of Credit and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

               (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

     SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. For the purposes of determining a Lender's applicable pro rata share, all issued and outstanding Letters of Credit shall be considered Revolving Loans, and any payments in respect thereof shall be deposited in the cash collateral account established pursuant to Section 2.7. If any Letter of Credit shall thereafter expire or terminate without being drawn, the amount previously deposited into the cash collateral account in respect thereof shall be released from the cash collateral account and distributed to the Lenders on a pro rata basis or, if no Loans shall be outstanding, delivered to the Borrower.

     SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the fifth recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

     SECTION 4.11. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.


                                   ARTICLE V

                            CONDITIONS TO BORROWING

     SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing or the L/C Issuer to issue the initial Letter of Credit shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

               (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

               (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, and

               (c)  its articles of incorporation and bylaws,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate. In addition, the Agent shall have received from each Obligor a certificate, dated not earlier than March 1, 1999 from the Secretary of State in which each Obligor is qualified to do business confirming the good standing in that State of that Obligor.

     SECTION 5.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

     SECTION 5.1.3. Acquisition Consummated.  The conditions set forth in
Article VII of the Merger Agreement to the obligations of the Borrower to consummate the Acquisition shall have been satisfied in full (without amendment or waiver of, or other forbearance to exercise any rights with respect to, any of the terms or provisions thereof by the Borrower), and the Acquisition shall have been consummated in accordance with Article VII of the Merger Agreement.

     SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); and all Liens securing payment of any such Indebtedness have been released and the Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

     SECTION 5.1.5. Guaranty. The Agent shall have received the Guaranty, dated the date hereof, duly executed by each of the Significant Subsidiaries.

     SECTION 5.1.6. Security Agreements. The Agent shall have received executed counterparts of the Security Agreements, dated as of the date hereof, duly executed by the Borrower and each Significant Subsidiary, covering all of each such Person's equipment, fixtures, furnishings, inventory, accounts, intangibles, capital stock and other personal property of every kind and description, including, all furniture and equipment that are financed or leased, together with

               (a) all promissory notes held by the Borrower and each Significant Subsidiary;

               (b) the certificates, evidencing all of the issued and outstanding shares of capital stock, partnership interests and membership interests pledged pursuant to the Security Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant to the Security Agreement are uncertificated securities, confirmation and evidence satisfactory to the Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Agent for the benefit of the Lenders in accordance with Section 9-115 and Section 8-106 of the Uniform Commercial Code;

               (c) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Borrowing, or such other evidence of filing as may be acceptable to the Agent, naming the Borrower and each Significant Subsidiary as the debtors and the Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Security Agreements;

               (d) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person

                         (i) in any collateral described in the Security Agreements previously granted by any Person, and

                         (ii) securing any of the Indebtedness identified in
          Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule,

          together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request from such Obligors;

               (e) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower and its Subsidiaries (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clauses (a) and (c) above, together with copies of such financing statements (none of which (other than those described in clauses (a) and (c) above, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clauses (a) and (c) above, shall cover any collateral described in the Security Agreements); and

               (f) a Consent and Agreement duly executed by SymmetriCom substantially in the form of Exhibit J hereto.

     SECTION 5.1.7. Mortgages. The Agent shall have received counterparts of the Mortgage, dated as of the date hereof, duly executed by the Borrower and each Significant Subsidiary, covering all of such Person's real property and fixtures (including all fee simple and leasehold interests therein), together with

               (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgages as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

               (b) mortgagee's title insurance policies in favor of the Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agent, with respect to the property purported to be covered by the Mortgages, insuring that title to such property is marketable and that the interests created by the Mortgages constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agent, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agent shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

               (c) such other approvals, opinions, or documents as the Agent may reasonably request.

     SECTION 5.1.8. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from Stradling, Yocca, Carlson & Rauth, counsel to the Obligors, substantially in the form of Exhibit F hereto.

     SECTION 5.1.9. Solvency. The Agent shall have received a certificate substantially in the form of Exhibit K hereto for the chief financial Authorized Officer of the Borrower as to the solvency of the Borrower and each of the other Obligors.

     SECTION 5.1.10. Acquisition. The Agent shall have received a certificate signed by an Authorized Officer of the Borrower, dated as of the date hereof, stating that: (i) the conditions precedent to the Acquisition have been satisfied without waiver or forbearance; (ii) the representations and warranties of the Borrower set forth in the Merger Agreement are true and correct as of the Effective Date; (iii) each other party to the Acquisition has certified to the Borrower that its representations and warranties set forth in the Merger Agreement are true and correct in all material respects; (iv) the Merger Agreement has not been amended in any material respect; (v) attached thereto is a true and complete copy of the definitive Merger Agreement; and (vi) the Acquisition shall be consummated substantially contemporaneously herewith.

     SECTION 5.1.11. Financial Statements. The Agent shall have received the following financial statements, each of which shall be in form and substance satisfactory to it:

               (a) the audited financial statements for the year ended June 30, 1998 of Linfinity and the unaudited financial statements of Linfinity for the fiscal quarter ending December 31, 1998, each of which shall have been prepared in accordance with GAAP consistently applied; and

               (b) the pro forma consolidated balance sheet and related statements of earnings and cash flow of the Borrower and its Subsidiaries as of the Effective Date (giving effect to the Acquisition), which financial statements shall have been prepared by the Borrower in accordance with GAAP consistently applied.

     SECTION 5.1.12. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION 5.2. All Borrowings. The obligation of each Lender to fund any Loan or the obligation of the L/C Issuer to issue any Letter of Credit on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

               (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

               (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7

                         (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                         (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries; and

               (c) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

     SECTION 5.2.2. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct. Each request by the Borrower for the issuance of a Letter of Credit shall be made pursuant to a Letter of Credit application in the L/C Issuer's then current form. Delivery of such application and the delivery by the L/C Issuer of the Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of issuance of such Letter of Credit (both immediately before and after giving effect thereto) the statements made in Section 5.2.1 are true and correct.

     SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligor shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder and issue Letters of Credit, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

     SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's participation in the consummation of the Acquisition are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

               (a) contravene the Borrower's or any such Obligor's Organic Documents;

               (b) contravene in any material respect any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

               (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any such Obligor's properties.

     SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's participation in the consummation of the Acquisition, except for such authorizations and approvals which have been duly obtained or made and are in full force and effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

     SECTION 6.5. Financial Information. The audited balance sheets of the Borrower and each of its Subsidiaries as at September 30, 1998, and the unaudited balance sheets of the Borrower and each of its Subsidiaries as at December 31, 1998 and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     SECTION 6.6. No Material Adverse Change. Since the date of the audited financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries.

     SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

     SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

               (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

               (b)  which are permitted to have been acquired in accordance with
     Section 7.2.5 or 7.2.10.

     SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3. The provisions of the Security Agreements and the Mortgages are effective to create, in favor of the Agent (for the benefit of the Lenders), valid and perfected first priority Liens on the property described therein. All governmental approvals necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect, and establish and maintain the priority of, such Liens have been duly effected or taken.

     SECTION 6.10. Compliance. The Borrower and each of its Subsidiaries are in compliance in all material respects with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including, but not limited to, any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws, or any presently existing rules, regulations or orders of any governmental entity, authority or agency) (all of which are sometimes hereinafter collectively referred to as "Laws"), and in all material respects with all presently existing covenants and restrictions of record relating to the use and occupancy of any of their respective properties.

     SECTION 6.11. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 6.12. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.12 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.13. Environmental Warranties. Except as set forth in Item 6.13 ("Environmental Matters") of the Disclosure Schedule:

               (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

               (b) there have been no past, and there are no pending or threatened

                         (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                         (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

               (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries;

               (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

               (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

               (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries;

               (g) neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

               (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries; and

               (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

     SECTION 6.14. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.15. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Merger Agreement, true and complete copies of which were furnished to the Agent and each Lender in connection with its execution and delivery hereof) is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 6.16.  Acquisition.

     (a) As of the date hereof, consummation of the Acquisition by the Borrower has not and will not:

                    (i) contravene the terms of the Organic Documents of any party to the Acquisition;

                    (ii) conflict with in any material respect or result in any material breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which any party to the Acquisition is bound or any order, injunction, writ or decree of any Governmental Authority to which such party or its property is subject; or

                    (iii) violate any applicable laws, rules, regulations or orders.

     (b) The Merger Agreement constitutes the legal, valid and binding obligations of the Borrower and, to the best of the Borrower's knowledge, the other parties thereto, enforceable against such parties in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     SECTION  6.17.  Year 2000 Compliance.

     (a) The Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by the Borrower may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

     (b) Any reprogramming required to permit the proper functioning (to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by June 30, 1999, except to the extent such non-completion could not reasonably be expected to result in a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient in all material respects for the conduct of their business as currently conducted.


                                  ARTICLE VII

                                   COVENANTS

     SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

     SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

               (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

               (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by Arthur Andersen & Co. or other independent public accountants acceptable to the Agent and the Required Lenders, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

               (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4;

               (d) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (e)  as soon as possible and in any event within three days after
     (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section
     6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

               (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the

     Securities and Exchange Commission or any national securities exchange;

               (g) within thirty days after the beginning of each Fiscal Year of the Borrower, financial projections for the Borrower and each of its Subsidiaries, for such Fiscal Year, in reasonable detail and in all respects reasonably satisfactory to the Agent;

               (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

               (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

               (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

               (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

     SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section.

     SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

               (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

               (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws; and

               (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this
Section 7.1.6.

     SECTION 7.1.7. Maintenance of Existence. The Borrower will take all action necessary to maintain its corporate existence and the corporate existence of each Significant Subsidiary.

     SECTION 7.1.8. Accuracy of Information. All factual information furnished after the date of execution and delivery of this Agreement by or on behalf of either Borrower or any Subsidiary in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in every material respect on the date as of which such information is dated or certified, and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 7.1.9. Additional Guaranties and Collateral Documentation. Promptly upon the determination that any Person has become a Significant Subsidiary, the Borrower will cause such Significant Subsidiary to execute and deliver a Guaranty and such collateral documentation as the Agent may reasonably request to effect the pledge of all of such Person's tangible and intangible assets.

     SECTION 7.1.10. Year 2000 Compliance. The Borrower shall perform all acts reasonably necessary to ensure that (a) the Borrower and any business in which the Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to the Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of the Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. The Borrower shall, immediately upon request, provide to the Agent and the Lenders such certifications or other evidence of the Borrower's compliance with the terms of this paragraph as the Agent or any Lender may from time to time require.


     SECTION 7.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.2.

     SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

     SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

               (a)  Indebtedness in respect of the Loans and other Obligations;

               (b) until the date of the initial Borrowing, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

               (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

               (d) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance its acquisition of such assets;

               (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

               (f) Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted by Section 7.2.7;

               (g) Indebtedness of the Borrower's Subsidiaries owing to the Borrower and unsecured Indebtedness of the Borrower owing to its Subsidiaries; and

               (h) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $5,000,000;

provided, however, that no Indebtedness otherwise permitted by clauses (d), (e),
(f), (g) or (h) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

               (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

               (b) Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

               (c) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (c) of
     Section 7.2.2;

               (d) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (d) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

               (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

               (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

     SECTION 7.2.4.   Financial Condition.  The Borrower will not permit:

               (a)  Its Leverage Ratio to be greater than 2.5 to 1.0.

               (b) Its Consolidated Net Worth to be less than the sum of (x) 90% of the Borrower's Consolidated Net Worth as of the date of the initial Borrowing and after giving effect to the Acquisition plus (y) 70% of the net income of the Borrower and its Subsidiaries (without giving effect to any losses) for each fiscal quarter ending on or after June 30, 1999.

               (c)  Its Quick Ratio to be less than 1.1 to 1.0.

               (d)  Its Interest Coverage Ratio to be less than 5.0 to 1.0.

               (e)  Its EBITDA to be less than $23,000,000.

               (f)  Its Fixed Charge Coverage Ratio to be less than 1.1 to 1.0.

     SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

               (a)  Investments existing on the Effective Date and identified in
     Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

               (b)  Cash Equivalent Investments;

               (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

               (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

               (e) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances; and

               (f) other Investments in an aggregate amount at any one time not to exceed $5,000,000;

provided, however, that

               (g) no Investment otherwise permitted by clause (e) or (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

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

     SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

               (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock or rights to purchase stock and securities contemplated by the Company's shareholders rights plan) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

               (b) the Borrower will not, and will not permit any of its Subsidiaries to

                         (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                         (ii) redeem, purchase or defease, any Subordinated Debt; and

               (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

     SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such Fiscal Year:

             1999                              $11,600,000
             2000                              $13,600,000
             2001                              $14,600,000
             2002                              $15,600,000

             2003                              $16,600,000.

     SECTION 7.2.8. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $1,500,000 for any Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

     SECTION 7.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

               (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

               (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by Section 7.2.7 to be made as a Capital Expenditure.

     SECTION 7.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

               (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.9; or

               (b) the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Effective Date, does not exceed $5,000,000.

     SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of Section
7.2.2 as in effect on the Effective Date or by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

               (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; or

               (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 or Section 7.1.4.

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $2,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either

               (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

               (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

               (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

               (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     SECTION 8.1.8. Control of the Borrower. Any Change in Control shall occur.

     SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries shall

               (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower and each Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

               (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each Subsidiary hereby expressly authorizes the Agent and each

     Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

     SECTION 8.1.11. Government Approvals. Any Obligor under any of the Loan Documents shall fail to obtain, renew, maintain or comply with any such governmental approvals as shall be necessary (1) for the execution, delivery or performance by such Obligor of its obligations, or the exercise of its rights, under the Loan Documents, or (2) for the grant of the Liens created under the Loan Documents or for the validity and enforceability or the perfection of or exercise by the Agent of its rights and remedies under the Loan Documents; or any such governmental approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be effective; or any proceeding shall be commenced by or before any governmental person for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any such governmental approval and such proceeding is not dismissed within 10 days.

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice,

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demand or presentment and/or except as otherwise provided in the immediately following sentence, the Commitments shall terminate (including the commitment of the L/C Issuer to issue any additional Letters of Credit). Notwithstanding any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, Revolving Loans may thereafter be made to reimburse the L/C Issuer for any drafts paid on or before the Stated Maturity Date under any Letter of Credit outstanding on the date of such termination.


                                  ARTICLE IX

                                   THE AGENT

     SECTION 9.1. Actions. Each Lender hereby appoints CIBC as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

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

     SECTION 9.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the

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

retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

          (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

          (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.5. Loans by CIBC. CIBC shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. CIBC and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if CIBC were not the Agent hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

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                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b) modify this Section 10.1, change the definition of "Required Lenders", reduce any commitment fees described in Section 3.3.1 or any L/C Fees, release a material portion of the collateral security, except as otherwise specifically provided in any Loan Document, or extend any Commitment Termination Date shall be made without the consent of each Lender;

          (c) increase the Commitment Amount or the Percentage of a Lender without the consent of such Lender or increase the aggregate Commitment Amounts without the consent of each Lender;

          (d) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

          (e) release any Guarantor, except in connection with any sale of, or merger by, such Guarantor otherwise permitted under the terms of this Agreement without the consent of all Lenders;

          (f) modify Sections 2.7, 3.4 or 3.5 or reduce any Fronting Fee shall be made without the consent of the L/C Issuer; or

          (g) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power

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

or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

          (b) the filing, recording, refiling or rerecording of the Mortgages and the Security Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgages or the Security Agreements, and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes

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

which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock, partnership interests or membership interests or assets of any Person, whether or not the Agent or such Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the

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

     Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent (with original or facsimile signatures) and notice thereof shall have been given by the Agent to the Borrower and each Lender.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE

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

DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1. Assignments. Any Lender,

          (a) with notice to the Borrower and with the written consent of the Agent (which consent shall not be unreasonably delayed or withheld) may at any time assign and delegate to an Eligible Assignee, and

          (b) with notice to the Borrower and the Agent, but without the consent of the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Loans (and, in the case of Revolving Loans, such fraction of any outstanding Letters of Credit) and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans (and, in the case of Revolving Loans, such fraction of any outstanding Letters of Credit and Commitments) in a minimum aggregate amount of $5,000,000 or, if less, the entire amount of such Lender's total Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further, provided, however, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly

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with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

          (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and

          (e)  the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500 except in the case of an assignment by a Lender to one of its Affiliates. Any Lender may at any time pledge any of its Notes or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve

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Bank, and any Lender that is an investment fund that invests in bank loans may, without the consent of the Agent or the Borrower, pledge all or any portion of its interest and rights to any trustee or any other representative of holders of obligations owed or securities issued by such investment fund as security for such obligations or securities; provided, that no such pledge shall release that Lender from its obligations hereunder or grant to the Federal Reserve Bank or any Trustee the rights of a Lender hereunder absent foreclosure of such pledge. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void.

     SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

          (c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (d) of Section 10.1, and

          (e)  the Borrower shall not be required to pay any amount under
  Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

     SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any

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

transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.14. Waiver of Jury Trial. THE AGENT, THE LENDERS, THE L/C ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE L/C ISSUER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   MICROSEMI CORPORATION


                                   By:  PHILIP FREY, JR.
                                   Title:  Chairman, CEO and President

                                   Address: 2830 South Fairview Street
                                            Santa Ana, CA 92704

                                   Facsimile No.: 714-979-8220

                                   Attention: Mr. Philip Frey, Jr.

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

                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Agent and L/C Issuer



                                   By:  PAUL CHAKMAK
                                   Title: Managing Director, CIBC
                                          Oppenheimer Corp., AS AGENT

                                   Address: 425 Lexington Avenue
                                   New York, New York 10017

                                   Facsimile No.: (212) 856-3763
                                   Attention: Agency Services

                                   LENDERS

                                   CIBC INC., as Lender



                                   By:  PAUL CHAKMAK
                                   Title: Managing Director
                                          CIBC Oppenheimer Corp., AS AGENT

                                   Notice Address: 350 South Grand Avenue
                                                   Suite 2600
                                                   Los Angeles, CA 90071

                                   Facsimile No.: (213) 346-0157

                                   Attention: Mr. Paul Chakmak

                                   Domestic
                                   Office:  Two Place West
                                            2727 Paces Ferry Road
                                            Suite 1200
                                            Atlanta, Georgia 30339

                                   Facsimile No.: (770) 319-4817

                                   Attention: Ms. Kelli Jones

                                   Eurodollar
                                   Office:  Two Paces West
                                            2727 Paces Ferry Road
                                            Suite 1200
                                            Atlanta, Georgia 30339

                                   Facsimile No.: (770) 319-4817

                                   Attention: Ms. Kelli Jones

                                   IMPERIAL BANK


                                   By:
                                   Title: Vice President

                                   Domestic
                                   Office:  Orange County Regional Office
                                            Costa Mesa, CA 92626

                                   Facsimile No.: (714) 641-2219

                                   Attention: Tony Vedova
                                              Vice President

                                   Eurodollar
                                   Office:  Lending Services Operations
                                            L.A. Airport Building
                                            Los Angeles, CA ______

                                   Facsimile No.: (310) 417-5728

                                   Attention: Laurie Pearson
                                              Note Specialist

                                   with a copy to

                                   Eurodollar
                                   Office:  Orange County Regional Office
                                            Costa Mesa, CA 92626

                                   Facsimile No.: (714) 641-2219

                                   Attention: Lisa Bantle
                                              Sr. Administrative Asst.

                                   CITY NATIONAL BANK


                                   By:
                                   Title:

                                   Domestic
                                   Office:  _________________________
                                            _________________________

                                   Facsimile No.: ___________________

                                   Attention: Ms. Beth Kinsey
                                              Senior Vice President

                                   Eurodollar
                                   Office:  3633 Inland Empire Blvd.
                                            Suite 145
                                            Ontario, CA 91764-4910

                                   Facsimile No.: 909-476-7984

                                   Attention: Mr. Ernie W. Hwang

                                                                      SCHEDULE I



LENDER                                       PERCENTAGE

CIBC Inc.                                      41.6667%

Imperial Bank                                  33.3333%

City National Bank                             25.0000%


Total                                              100%

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